 Exhibit 99.1

Exactus Inc. Announces CEO Search – Interim Appointments

DELRAY BEACH, Fla., August 21, 2019 (GLOBE NEWSWIRE) -- Exactus Inc. (OTCQB:EXDI) a healthcare company pursuing opportunities in hemp derived cannabidiol (CBD) products, today announced that Bobby Yampolsky, founder of Ceed2Med, LLC the Company’s largest shareholder will assume the duties of Interim Chairman and Emiliano Aloi, President, will assume the duties of Interim CEO while the Company undertakes an executive search. The Board of Directors expects to make these appointments and will form an Executive Search Committee.

Mr. Yampolsky was appointed to the Board of Directors in June and has already been instrumental in creating material value to the company through his extensive business network as a serial entrepreneur who has created multi hundred million dollar enterprises.

“We are focused on creating shareholder value by ensuring our employees are supported by strong leadership. We have embarked on a search for a new CEO that will help us build on the foundation we’ve already created in order to take us to the next level. We are seeking to enhance our team by adding a senior executive that has led a public company through aggressive growth with deep brand creation and supply chain management experience as well as a global focus. Our CEO should possess the drive to take our company forward in the rapidly growing hemp industry providing strong consumer branding, pharmaceutical or nutraceutical experience and track record with proven eight-figure sales leadership.” said Mr. Yampolsky.

Mr. Aloi has over 15 years of agroindustrial experience with 5 years of CBD related experience, including seed selection, cultivation, harvesting and manufacturing, with a focus on maintaining the highest standards. Mr. Aloi commented, “I am extremely excited about all of the progress that Exactus has made since entering the CBD market in January of 2019 and its prospects for the future. Currently, we have the infrastructure in place to produce quality CBD products starting at the farm all the way to consumer products. My years of experience and strong relationships in the hemp industry will enable us to continue to move the Company forward in becoming a leader in this exciting emerging market.”

The Company also announced the departure of its prior CEO who had led the Company’s product development team seeking to launch a range of handheld medical testing devices marking the final step in fully transitioning the Company into the CBD market.

To learn more about Exactus, Inc., visit the website at www.exactusinc.com.

About Exactus:
Exactus Inc. is dedicated to introducing hemp-derived cannabidiol into mainstream consumer markets. The Company has made investments in farming and has over 200 acres of growing CBD in Southwest Oregon. The Company is introducing a range of consumer brands, such as Green Goddess, Phenologie, Paradise and Exactus. Hemp is a legal type of cannabis plant containing less than 0.3% THC (tetrahydrocannabinol), which is the psychoactive component of the cannabis plant. After 40 years of prohibition, the Agricultural Improvement Act of 2018, known as the 2018 Farm Bill, legalized hemp at the federal level. Hemp production will be regulated by the United States Department of Agriculture (USDA) and the states. As a result, in 2019 hemp was generally removed from the Controlled Substances Act (CSA) and enforcement by the Drug Enforcement Administration (DEA).

For more information about Exactus: www.exactusinc.com.

Investor Notice
Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward-looking statements described under "Risk Factors" in Item 1A of our most recent Form 10-K for the fiscal year ended December 31, 2018 filed with the Securities and Exchange Commission (the "SEC") on March 29, 2019, and in other periodic and current reports we file with the SEC.  If any of these risks were to occur, our business, financial condition, or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. See "Safe Harbor" below.

Safe Harbor - Forward-Looking Statements
The information provided in this press release may include forward-looking statements relating to future events or the future financial performance of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as "anticipates," "plans," "expects," "intends," "will," "potential," "hope" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materiallyfrom the results expressed or implied by statements in this press release relating to the Company may be found in the Company's periodic and current filings with the SEC, including the factors described in the sections entitled "Risk Factors", copies of which may be obtained from the SEC's website at www.sec.gov. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Company Contact:

Andrew Johnson
Chief Strategy Officer
Exactus Inc.
509-999-9695
ir@exactusinc.com